Exhibit 10.8

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Amendment”) is entered into as of the 1st day of July 2012, by and between James Rando (“Lessor”) and Viasystems Corporation (“Lessee”), to amend the lease dated September 20, 2005 and amended October 1, 2010. The Parties enter into this Amendment based upon the following facts, intentions and understandings:

WHEREAS, pursuant to that certain lease dated September 20, 2005 and amended October 1, 2010 (hereinafter referred to as the “Lease”), whereby Lessor leased to Lessee and Lessee leased from Lessor approximately Thirteen Thousand Five Hundred Sixty-Six (13,566) square feet of building on approximately Thirty-Seven Thousand Twenty-Six (37,026) square feet of land, which is commonly known as 340 Turtle Creek Court located in the City of San Jose, County of Santa Clara, State of California (“Premises”). The Lease is scheduled to expire on June 30, 2012. Lessee has notified Lessor that it desires to extend the Lease through June 30, 2017; and

WHEREAS, Lessor and Lessee desire to amend the Lease;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned to them in the Lease.

2.	Term. The Original Term is extended an additional five (5) years, such that the Expiration Date of the Lease is amended to June 30, 2017. In addition, Lessee shall have the option to extend the Original Term an additional four (4) years from the Expiration Date of the Lease.

3.	Base Rent. The Base Rent is amended to $13,939 (thirteen thousand nine hundred thirty-nine dollars) per month for the duration of this Amendment.

4.	Effectiveness of Lease. Except as set forth in this Amendment, all provisions of the Lease shall remain unchanged and in full force and effect and are incorporated herein by reference. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the Lease shall govern and control.

5.	Binding Effect. This Amendment shall be binding upon and shall insure to the benefit of Lessor and Lessee and their respective successors, assignees and representatives.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date and year first written above.

Lessor:	Lessee:

James Rando	Viasystems Corporation

BY: James Rando	BY: Daniel J. Weber, Vice President and Secretary